Exhibit 99.1
Independent pharmacies have enjoyed robust growth in recent years. The Express Scripts-Medco merger will drive increased sales volume to independent pharmacies and create additional opportunities for partnerships that help improve patient adherence and create new sources of value for independent pharmacies to offer their local customers. The Express Scripts-Medco combination will collaborate with independent pharmacies to help them more effectively compete against the large chain and “big box” pharmacies.
The Express Scripts-Medco combination will help drive increased sales volume to independent pharmacies.
✓	In 2010, Medco managed 630 million retail prescriptions and Express Scripts managed 602 million retail prescriptions.[1,2]

✓	A network of more than 60,000 retail pharmacies — which represent more than 95% of all United States retail pharmacies — participates in one or more of Express Scripts’ and Medco’s networks.[3]

✓	Even as the Express Scripts-Medco combination seeks to drive efficiency in the health care system, retail pharmacies will always play a crucial, complementary role, particularly for acute and newly diagnosed conditions.
The Express Scripts-Medco combination will help independent pharmacists improve patient adherence.
✓	The Express Scripts-Medco combination will combine cutting-edge capabilities aimed at improving patient adherence, which means that the millions of patients who use independent pharmacies will be more likely to complete their full course of prescription treatment — improving overall health.

✓	The Express Scripts-Medco combination will create additional partnership opportunities that help independent pharmacies improve their own customers’ adherence, while creating new sources of value.

✓	Through these partnership opportunities, independent pharmacists receive additional training and compensation to provide a higher level of patient care, delivering a new revenue opportunity to independent pharmacies through enhanced services.
°	For example, Medco’s Cognitive Care Initiative — a 26-week program with community pharmacies throughout Illinois — significantly improved adherence and increased the value offered by local pharmacies.

°	The initiative identified 2,400 adherence gaps through its advanced clinical database and sent gap in care alerts to Illinois community pharmacists.[4]

°	Community pharmacists received training to provide expert patient counseling using techniques that improved adherence for 74% of these gaps.[5]

°	As a result of these techniques, community pharmacists filled 48% more prescriptions[6] and closed 27% more adherence gaps[7] than control pharmacies.

[1]	Medco Drug Trends, 2010

[2]	Express Scripts Corporate Overview

[3]	Express Scripts 2010 Annual Report

[4]	Medco Health Solutions Illinois Pilot Project

[5]	Ibid

[6]	Ibid

°	The success of this pilot program has led to additional partnerships with community pharmacists in New Mexico and Florida.
The combined Express Scripts-Medco will help level the playing field for independent pharmacies competing with large and powerful chain and “big box” retail pharmacies.
✓	Nearly 4 billion prescriptions were filled in 2010 with more than half filled at chain stores such as CVS and Walgreens.[8]

✓	For every one prescription filled by mail order, eight are filled by large chain stores.

✓	Between 2009 and 2010, the volume of prescriptions filled by chain stores grew twice as fast as mail order.[9]

✓	For the Express Scripts-Medco combination to succeed, it must be able to effectively compete with the chains, which creates a strong incentive for partnership with independent pharmacies.
Independent pharmacies are thriving.
✓	Independent pharmacies filled 748.3 million prescriptions last year, nearly three times more than were filled through mail order delivery services, such as those offered by Express Scripts and Medco.

✓	Between 2009 and 2010, the number of independent community pharmacies grew by almost 400, to more than 23,000, representing a $93 billion industry.

✓	The average independent pharmacy increased sales by 3.7% in 2009, from $3.88 million to $4.03 million.[10]

✓	Pharmacy profits have doubled since 1999, with average profits per pharmacy of almost $1 million.[11]
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This material may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following:
STANDARD OPERATING FACTORS
•	Our ability to remain profitable in a very competitive marketplace is dependent upon our ability to attract and retain clients while maintaining our margins, to differentiate our products and services from others in the marketplace, and to develop and cross sell new products and services to our existing clients;

•	Our failure to anticipate and appropriately adapt to changes in the rapidly changing health care industry;

[7]	Medco Health Solutions Illinois Pilot Project

[8]	Pembroke Consulting, April 2011

[9]	Ibid.

[10]	National Community Pharmacists Association, 2010 NCPA Digest, October 2010

[11]	Drug Channels, “Owning a Pharmacy: Still Pretty Profitable”, January 25, 2011 (Analysis of 2010 NCPA Digest Data)

▪	Changes in applicable laws or regulations, or their interpretation or enforcement, or the enactment of new laws or regulations, which apply to our business practices (past, present or future) or require us to spend significant resources in order to comply;

▪	Changes to the healthcare industry designed to manage healthcare costs or alter healthcare financing practices;

▪	Changes relating to our participation in Medicare Part D, the loss of Medicare Part D eligible members, or our failure to otherwise execute on our strategies related to Medicare Part D;

▪	A failure in the security or stability of our technology infrastructure, or the infrastructure of one or more of our key vendors, or a significant failure or disruption in service within our operations or the operations of such vendors;

▪	Our failure to effectively execute on strategic transactions, or to integrate or achieve anticipated benefits from any acquired businesses;

▪	The termination, or an unfavorable modification, of our relationship with one or more key pharmacy providers, or significant changes within the pharmacy provider marketplace;

▪	The termination, or an unfavorable modification, of our relationship with one or more key pharmaceutical manufacturers, or the significant reduction in payments made or discounts provided by pharmaceutical manufacturers;

▪	Changes in industry pricing benchmarks;

▪	Results in pending and future litigation or other proceedings which would subject us to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings;

▪	Our failure to execute on, or other issues arising under, certain key client contracts;

▪	The impact of our debt service obligations on the availability of funds for other business purposes, and the terms and our required compliance with covenants relating to our indebtedness; our failure to attract and retain talented employees, or to manage succession and retention for our Chief Executive Officer or other key executives;
TRANSACTION-RELATED FACTORS
▪	Uncertainty as to whether Express Scripts, Inc. (Express Scripts) will be able to consummate the transaction with Medco Health Solutions, Inc. (Medco) on the terms set forth in the merger agreement;

▪	The ability to obtain governmental approvals of the transaction with Medco;

▪	Uncertainty as to the actual value of total consideration to be paid in the transaction with Medco;

▪	Failure to realize the anticipated benefits of the transaction, including as a result of a delay in completing the transaction or a delay or difficulty in integrating the businesses of Express Scripts and Medco;

▪	Uncertainty as to the long-term value of Express Scripts Holding Company (currently known as Aristotle Holding, Inc.) common shares;

▪	Limitation on the ability of Express Scripts and Express Scripts Holding Company to incur new debt in connection with the transaction;

▪	The expected amount and timing of cost savings and operating synergies; and

▪	Failure to receive the approval of the stockholders of either Express Scripts or Medco for the transaction.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Express Scripts’ most recent reports on Form 10-K and Form 10-Q and the risk factors included in Medco’s most recent reports on Form 10-K and Form 10-Q and other documents of Express Scripts, Express Scripts Holding Company and Medco on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this material are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication is not a solicitation of a proxy from any stockholder of Express Scripts, Medco or Express Scripts Holding Company. In connection with the Agreement and Plan of Merger among Medco, Express Scripts, Express Scripts Holding Company, Plato Merger Sub Inc. and Aristotle Merger Sub, Inc. (the “Merger”), Medco, Express Scripts and Express Scripts Holding Company, intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 filed by Express Scripts Holding Company that will contain a joint proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MEDCO, EXPRESS SCRIPTS, EXPRESS SCRIPTS HOLDING COMPANY AND THE MERGER. The Form S-4, including the joint proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by Express Scripts, Express Scripts Holding Company or Medco with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to:
Mackenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION
Express Scripts, Express Scripts Holding Company and Medco and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of either Express Scripts and Medco in connection with the Merger. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ definitive proxy statement, dated March 21, 2011, for its 2011 annual general meeting of stockholders. Information about Medco’s directors and executive officers is available in Medco’s definitive proxy statement, dated April 8, 2011, for its 2011 annual general meeting of stockholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4 and the joint proxy statement/prospectus regarding the Merger that Express Scripts Holding Company will file with the SEC when it becomes available.